Exhibit 99.1

China Shenghuo Announces Settlement Agreement for Class Action Lawsuit

Kunming, China (March 22, 2011) – China Shenghuo Pharmaceutical Holdings, Inc. (China Shenghuo) (AMEX: KUN) announced today the final approval by the court of a settlement agreement resolving and dismissing all claims asserted against the company in the consolidated class action lawsuit, Varghese, et al v. China Shenghuo Pharmaceutical Holdings, Inc., et al.  The substantive allegations of the amended consolidated complaint have previously been summarized in SEC disclosures by China Shenghuo.

China Shenghuo is contributing US $200,000 towards a total settlement fund of $600,000.

In settling and resolving all claims on a class basis, China Shenghuo has not admitted any wrongdoing and the settlement avoids the costs of continued litigation.

About China Shenghuo

Founded in 1995, China Shenghuo is a specialty pharmaceutical company that focuses on the research, development, manufacture and marketing of Sanchi-based medicinal and pharmaceutical, nutritional supplement and cosmetic products. Through its subsidiary, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., it owns thirty SFDA (State Food and Drug Administration) approved medicines, including the flagship product Xuesaitong Soft Capsules, which is currently being listed in the 2010 Provincial Insurance Catalogue of sixteen provinces and remains to be listed in the 2009 Provincial Insurance Catalogue of three provinces around China. At present, China Shenghuo incorporates a sales network of agencies and representatives throughout China, which markets Sanchi-based traditional Chinese medicine to hospitals and drug stores as prescription and OTC drugs primarily for the treatment of cardiovascular, cerebrovascular and peptic ulcer disease. The Company also exports medicinal products to Asian countries such as Indonesia, Singapore, Japan, Malaysia, and Thailand and to European countries such as the United Kingdom, Tajikistan, Russia and Kyrgyzstan. For more information, please visit http://www.shenghuo.com.cn.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management’s current expectations. Such factors include, but are not limited to, risks of litigation and governmental or other regulatory proceedings arising out of or related to any of the matters described in recent press releases, including arising out of the restatement of the Company’s financial statements; the Company’s ability to refinance or repay loans received; the Company’s uncertain business condition; the Company’s continuing ability to satisfy any requirements which may be prescribed by the Exchange for continued listing on the Exchange; risks arising from potential weaknesses or deficiencies in the Company’s internal controls over financial reporting; the Company’s reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company’s business, including possible contract cancellation; the Company’s ability to develop and market new products; the Company’s ability to establish and maintain a strong brand; the Company’s continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company’s intellectual property rights; market acceptance of the Company’s products; changes in the laws of the People’s Republic of China that affect the Company’s operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company’s operations; general economic conditions; and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

China Shenghuo Pharmaceutical Holdings, Inc.
Ms. Shujuan Wang
Secretary of Board of Directors
+86-871-728-2698

Investor Relations Contact:

The Trout Group
Mark Xu
+86-158-219-96861